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                                                                  EXHIBIT 21.01

INGRAM MICRO INC.
SUBSIDIARIES
AS OF APRIL 16, 1997

                                                                            JURISDICTION
                                                                            ------------
A.   Ingram Micro Export Company Ltd.                                       Barbados
B.   Ingram Micro Inc.                                                      Canada
C.   Ingram Laboratories Division
D.   Ingram Alliance Division
E.   CD Access Inc.                                                         Iowa
F.   Ingram Micro Delaware Inc.                                             Delaware
G.   Ingram Micro Management Company                                        Delaware
H.   Ingram Dicom S.A. de C.V. (1)                                          Mexico
     1.   Export Services Inc.                                              California
I.   Ingram European Coordination Center S.A./N.V.                          Belgium
J.   Ingram Micro S.A.R.L.                                                  France
K.   Ingram Micro N.V.                                                      Belgium
L.   Ingram Micro B.V.                                                      The Netherlands
     1.   Micro Communication Services B.V.                                 The Netherlands
     2.   Bright Communications B.V.                                        The Netherlands
M.   Ingram Micro S.p.A.                                                    Italy
N.   Ingram Micro GmbH                                                      Germany
O.   Ingram Micro Holdings Limited                                          United Kingdom
     1.   Ingram Micro (UK) Limited                                         United Kingdom
     2.   Metrocom Computer Systems Limited (4)                             United Kingdom
     3.   Document Technology Limited (4)                                   United Kingdom
     4.   Software Limited (4)                                              United Kingdom
P.   Ingram Micro Singapore Inc.                                            California
     1.   Ingram Micro Malaysia Sdn Bhd                                     Malaysia
     2.   Ingram Micro Singapore Pte Ltd.                                   Singapore
          (a)  Ingram Micro Hong Kong Ltd.                                  Hong Kong
          (b)  Capitage Trading Ltd.                                        Hong Kong
Q.   Ingram Micro Japan Inc.                                                Delaware
R.   Ingram Micro S.A.                                                      Spain
S.   Ingram Micro AB                                                        Sweden
     1.   Ingram Micro A/S                                                  Denmark
     2.   Ingram Micro A.S.                                                 Norway
     3.   Datateam Norm AB (4)                                              Sweden
     4.   Oy Datateam AB (3)                                                Finland
T.   Ingram Micro SA/AG (2)(3)                                              Switzerland
U.   IMI Washington Inc.                                                    Delaware
V.   Ingram Funding Inc.                                                    Delaware
W.   Ingram Micro CLBT Inc.                                                 Delaware
X.   Ingram Micro Latin America                                             Cayman Islands
     1.   Ingram Micro Caribbean                                            Cayman Islands

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(1)  70% owned by Ingram Micro Inc.

(2)  Name-saving corporation

(3)  Dormant

(4)  Under liquidation